FORM OF
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
This First Amendment to Employment Agreement (this “Amendment”) is made and entered into this ____ day of _______, ____, by and between Crosstex Energy GP, LLC (“Company”) and ______________ (“Employee”).
WHEREAS, Company and Employee have entered into an Employment Agreement (“Agreement”) dated February 27, 2012;
WHEREAS, Company and Employee now wish to amend the Agreement to extend the expiration date of the Agreement from February 28, 2014 to August 31, 2014, as provided below:
NOW, THEREFORE, in consideration of the mutual covenants set forth herein and in the Agreement, Company and Employee agree to amend the Agreement as follows:
1. Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Agreement.
2. Section 4.1(a) of the Agreement shall be deleted in its entirety and replaced with the following:
“Subject to Section 4.1(b) and Section 4.1(c), the term of this Agreement shall commence as of the Effective Date, and shall continue for a period of thirty (30) months.”
3. This Amendment shall be binding upon and inure to the benefit of Company and Employee and their respective successors or permitted assigns. In the event of a conflict between the provisions of this Amendment, and the Agreement, the terms of this Amendment shall control.
4. Except as provided herein, the terms, conditions and provisions of the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the Company has caused this First Amendment to Employment Agreement to be duly executed, and Employee has hereunto set his hand, as of the day and year set forth above.

CROSSTEX ENERGY GP, LLC

By:
Name:
Title:

EMPLOYEE:

Name:

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